SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 7, 2013
Date of Report (Date of earliest event reported)

New Energy Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-127953
(Commission File Number)

59-3509694
(I.R.S. Employer Identification No.)

9192 Red Branch Rd.
Suite 110
Columbia, Maryland 21045
(Address of principal executive offices)

(800) 213-0689
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Bridge Loan Agreement

On October 7, 2013, New Energy Technologies, Inc. (the “Company”) entered into each of the following agreements with Kalen Capital Corporation, a private corporation owning in excess of 10% of the Company’s issued and outstanding shares of common stock (the “Investor”): (i) a Bridge Loan Agreement (the “Loan Agreement”); (ii) a Lock-Up Agreement (the “Lock-Up Agreement”); and (iii) a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the terms of the Loan Agreement, the Investor provided the Company with a bridge loan in the principal amount of $3,000,000 at an annual interest rate of 7% (the “Loan”), compounded quarterly. As inducement for the Investor providing the Loan, the Company issued the Investor a Series I Stock Purchase Warrant (the “Series I Warrant”) allowing the Investor to purchase up to 921,875 shares of the Company’s common stock, par value $0.001 (“Common Stock”) at an exercise price of $1.37, subject to adjustment as provided therein, which represents a 30% discount to the 20 day average closing price of the Common Stock as quoted on the OTC Markets Group Inc. QB tier (the “OTCQB”) as of September 17, 2013, the last trading date prior to the Company entering into a non-binding term sheet with the Investor regarding the Loan. The Series I Warrant is exercisable for a period of five (5) years from the date of issuance and contains a provision allowing the Investor to exercise the warrant on a cashless basis as further set forth therein.

Convertible Promissory Note

The Loan is unsecured and was evidenced by a convertible promissory note with a maturity date of October 6, 2014 (the “Note”). The Company may repay the Note at any time without penalty. The Note is subject to various default provisions, as further specified therein, the occurrence of which would cause the annual interest rate to increase to the lesser of 17% or the maximum interest rate permitted by law. Pursuant to the terms of the Note, the Investor may elect, in its sole discretion, to convert all or any portion of the outstanding principal amount of the Loan, and any or all accrued and unpaid interest due thereon, into units of the Company’s equity securities (the “Units”), with each Unit consisting of (a) one share of Common Stock; (b) one Series J Stock Purchase Warrant (the “Series J Warrant”) allowing the Investor to purchase one share of Common Stock; and (c) one Series K Stock Purchase Warrant (the “Series K Warrant”) allowing the Investor to purchase one share of Common Stock. The Units are convertible at a unit price equal to the lesser of (1) $1.37, or (2) a price equal to seventy percent (70%) of the 20 day average closing price of the Common Stock as quoted on the OTCQB as of the last trading date prior to the date of exercise, subject to a floor of $1.00. The exercise price of each Series J Warrant will be equal to the lesser of $1.47 or 107.3% of the Unit exercise price and the exercise price of each Series K Warrant will be equal to the lesser of $1.57 or 114.6% of the Unit exercise price (all share prices will be rounded to the nearest cent). Each of the Series J Warrant and Series K Warrant is exercisable for a period of five (5) years from the date of issuance and contains a provision allowing the Investor to exercise the warrant on a cashless basis as further set forth therein.

Lock-Up Agreement

Pursuant to the terms of the Lock-Up Agreement the Investor agreed that, for a period of one year from the date of entry (the “Lock-Up Period”), the Investor will not, without the express written consent of the Company, make, offer to make, agree to make, or suffer any Disposition, as defined in the Lock-Up Agreement, of any of its shares of Common Stock owned as of the date of the Lock-Up Agreement and all shares of Common Stock acquired by the Investor during the Lock-Up Period, including any shares issued to the Investor upon conversion of the Loan or exercise of warrants (collectively, the “Lock-Up Shares”). Additionally, the Investor agreed that, during the Lock-Up Period, it will not (i) grant any proxies or powers of attorney that would permit any such proxy or attorney-in-fact to take any action inconsistent with the Lock-Up Agreement, (ii) deposit the Lock-Up Shares into a voting trust or enter into a voting agreement with respect to the Lock-Up Shares; or (iii) take any action that would make any representation or warranty of the Investor untrue or incorrect or would result in a breach by the Investor of its obligations under the Lock-Up Agreement.

Registration Rights Agreement

Pursuant to the terms of the Registration Rights Agreement the Company has undertaken to file such number of registration statements as required to register for resale with the United States Securities and Exchange Commission (the “SEC”) all of the Lock-Up Shares. The Company will pay all expenses incidental to the preparation and filing of the Registration Agreements. Subject to any SEC Guidance, as defined in the Registration Rights Agreement, the Company will file an initial registration statement covering all of the shares issuable upon conversion of the Loan, including all shares issuable upon the exercise of the Series I Warrant, the Series J Warrant and the Series K Warrant (collectively, the “Conversion Shares”) within ninety days of the expiration of the Lock-Up Agreement and will use its best efforts to cause the registration statement to go effective upon expiration of the Lock-Up Agreement. In the event that, pursuant to SEC Guidance, the Company is not permitted to register all of the Conversion Shares in the initial registration statement, the Company will file such number of follow-on registration statements as may be required to register all of the Conversion Shares for resale.

During the Effectiveness Period, as defined in the Registration Rights Agreement, and after the filing of the initial registration statement and any follow-on registration statements, the Investor will have the right to require the Company to file a registration statement covering such additional shares of Common Stock as requested by the Investor, subject to any SEC Guidance. As further set forth in the Registration Rights Agreement, the Company must file the additional registration statement within either sixty or ninety days from the date on which the Investor makes its request. In the event the Company fails to file a registration statement in the time period required, the Company will issue the Investor additional shares of Common Stock equal to 5% of the shares of Common Stock that were to be registered for every thirty day period for which the Company fails to file such registration statement, subject to proration for any portion of such thirty day period and up to a maximum number of shares of Common Stock equal to 25% of the number of shares of Common Stock that were to be registered. Additionally, in the event the Company fails to cause a registration statement to be declared effective within ninety days from the date of filing, the Company will issue the Investor additional shares of Common Stock equal to 2.5% of the shares of Common Stock that were to be registered for every thirty day period for which the Company fails to cause the SEC to declare such registration statement effective, subject to proration for any portion of such thirty day period and up to a maximum number of shares of Common Stock equal to 10% of the number of shares of Common Stock included in such registration statement.

The foregoing descriptions of the Note, the Series I Warrant, the Registration Rights Agreement, the Loan Agreement and the Lock-Up Agreement (collectively, the “Loan Documents”) contained herein do not purport to be complete and are qualified in their entirety by reference to the full text of the Loan Documents filed as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3, Exhibit 10.1 and Exhibit 10.2 hereto and are incorporated herein by reference.

Neither the Note nor the common stock that may be issued upon conversion thereof may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As more fully described in Item 1.01, on October 7, 2013, the Company issued the Note to the Investor. The Note is a debt obligation arising other than in the ordinary course of business which constitutes a direct financial obligation on the Company.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the descriptions set forth under Item 1.01 above with respect to the Note and the Series I Warrant, which is incorporated into this Item 3.02 by reference.

The Note and Series I Warrant were issued to the Investor in reliance upon exemptions from registration pursuant to, among others, Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”) and Regulation S promulgated under the Securities Act.

SECTION 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

The following exhibits are furnished as part of this report:

Number	Description

4.1	$3,000,000 Convertible Promissory Note dated October 7, 2013

4.2	Series I Stock Purchase Warrant

4.3	Registration Rights Agreement dated October 7, 2013, entered into between New Energy Technologies, Inc. and Kalen Capital Corporation

10.1	Bridge Loan Agreement dated October 7, 2013, entered into between New Energy Technologies, Inc. and Kalen Capital Corporation

10.2	Lock-Up Agreement dated October 7, 2013, entered into between New Energy Technologies, Inc. and Kalen Capital Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on October 10, 2013.

New Energy Technologies, Inc.

By:	/s/ John Conklin
Name:	John Conklin
Title:	President and Chief Executive Officer